                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Search Financial Services, Inc.
(f/k/a Search Capital Group, Inc.)
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated May 10, 1996, relating to the consolidated financial statements of Search Capital Group, Inc. appearing in the Company's Transition Report on Form 10-KA for the period ended March 31, 1996. Our report contains an explanatory paragraph regarding a change in accounting principle.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO SEIDMAN, LLP

                                                    BDO SEIDMAN, LLP


Dallas, Texas
June 3, 1997

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Search Financial Services, Inc.
(f/k/a Search Capital Group, Inc.)
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8) pertaining to the Search Capital Group, Inc. 1994 Employee Stock Option Plan of our report dated May 10, 1996, relating to the consolidated financial statements and schedules of Search Capital Group, Inc. appearing in the Company's Transition Report on Form 10-KA for the period ended March 31, 1996. Our report contains an explanatory paragraph regarding a change in accounting principle.



                                                /s/ BDO SEIDMAN, LLP

                                                    BDO SEIDMAN, LLP


Dallas, Texas
June 3, 1997